Exhibit 10.1

Execution Version

THIRD AMENDMENT AND COMMITMENT INCREASE TO CREDIT AGREEMENT

THIS THIRD AMENDMENT AND COMMITMENT INCREASE TO CREDIT AGREEMENT (this “Third Amendment”), dated as of December 19, 2019, is by and among CARRIAGE SERVICES, INC., a Delaware corporation (the “Borrower”), the banks listed as Lenders on the signature pages hereof (the “Lenders”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (in said capacity as Administrative Agent, the “Administrative Agent”).

BACKGROUND

A.    The Borrower, certain of the Lenders, and the Administrative Agent are parties to that certain Credit Agreement, dated as of May 31, 2018, as amended by that certain First Amendment to Credit Agreement, dated as of November 8, 2018 and that certain Second Amendment to Credit Agreement, dated as of July 31, 2019 (said Credit Agreement, as amended, the “Credit Agreement”; the terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).

B.    The Borrower has requested that the Lenders amend the Credit Agreement to (i) increase the Revolving Credit Facility up to $190,000,000 pursuant to Section 2.14 of the Credit Agreement, and (ii) make certain other amendments thereto, as more fully set forth herein.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:

1.    AMENDMENTS.

(a)    Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms thereto in proper alphabetical order:

“Adjustment” has the meaning specified in Section 3.08.

“BHC Act Affiliate” has the meaning specified in Section 10.22.

“Covered Entity” has the meaning specified in Section 10.22.

“Covered Party” has the meaning specified in Section 10.22.

“Default Right” has the meaning specified in Section 10.22.

“Fairfax Acquisition” means the acquisition by Carriage Funeral Holdings, Inc. and its Subsidiaries of all of the equity interests of Calvary Memorial Park, Inc., a Commonwealth of Virginia corporation (“CMP”) and Fairfax Memorial Funeral Home, L.L.C., a Commonwealth of Virginia limited liability company (“FMFH”) pursuant to that certain Transactions Agreement dated as of November 25, 2019, by and among Carriage Funeral Holdings, Inc., Carriage Holdings Virginia, Inc., a Commonwealth of Virginia corporation, Carriage Services of Virginia LLC, a Commonwealth of Virginia limited liability company, CMP, FMFH, David Dodrill, an individual, and Borrower.

“LIBOR Screen Rate” has the meaning specified in Section 3.08.

“LIBOR Successor Rate” has the meaning specified in Section 3.08.

“LIBOR Successor Rate Conforming Changes” has the meaning specified in Section 3.08.

“QFC” has the meaning specified in Section 10.22.

“QFC Credit Support” has the meaning specified in Section 10.22.

“Real Property Collateral Trigger Event” means at any time after the Third Amendment Effective Date when the most recent Compliance Certificate delivered pursuant to Section 6.02(a) indicates that the Total Leverage Ratio is equal to or greater than the ratio that is 0.25 less than the maximum Total Leverage Ratio then permitted under Section 7.11(a).

“Relevant Governmental Body” has the meaning specified in Section 3.08.

“Scheduled Unavailability Date” has the meaning specified in Section 3.08.

“Senior Secured Debt” means, as of any date of determination, an amount equal to the remainder of (a) Debt of the Borrower and its Subsidiaries minus (b) without duplication, the sum of (i) Subordinated Debt and (ii) Debt of the Borrower and its Subsidiaries not secured by any Lien.

“Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Senior Secured Debt as of such date to (b) EBITDA of the Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“SOFR” has the meaning specified in Section 3.08.

“SOFR-Based Rate” has the meaning specified in Section 3.08.

“Supported QFC” has the meaning specified in Section 10.22.

“Term SOFR” has the meaning specified in Section 3.08.

“Third Amendment” means that certain Third Amendment and Commitment Increase to Credit Agreement, dated as of December 19, 2019, among the Borrower, the Lenders party thereto and the Administrative Agent.

“Third Amendment Effective Date” means the date that all conditions of effectiveness set forth in Section 3 of the Third Amendment have been satisfied.

“U.S. Special Resolution Regimes” has the meaning specified in Section 10.22.

(b)    The second full paragraph of the definition of “Applicable Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

Any increase or decrease in the Applicable Rate resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 4 shall apply in respect of the Revolving Credit Facility as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered. Notwithstanding the foregoing, from and after the Third Amendment Effective Date, the Applicable Rate set forth above shall be increased by 0.500% (the “Pricing Premium”) from the then existing Pricing Level 4 set forth above whenever the most recent Compliance Certificate delivered pursuant to Section 6.02(a) indicates that the Total Leverage Ratio is greater than 5.00 to 1.00. For the avoidance of doubt, Pricing Level 4 plus the Pricing Premium shall apply from and after the Third Amendment Effective Date through and including the date the Compliance Certificate for the Fiscal Quarter ending December 31, 2019 is delivered pursuant to Section 6.02(a).

(c)    The definition of “Arrangers” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Arrangers” means (i) BofA Securities, Inc. and (ii) Regions Capital Markets, a division of Regions Bank, each in their individual capacities as joint lead arrangers and joint bookrunners.

(d)    The definition of “EBITDA” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“EBITDA” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Net Income for such period plus (a) the following to the extent deducted in calculating such Net Income and without duplication: (i) Interest Expense for such period, (ii) the provision for federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries for such period, (iii) depreciation and amortization expense and payments in respect of Deferred Purchase Price, (iv) other expenses of the Borrower and its Subsidiaries reducing such Net Income which do not represent a cash item in such period or any future period, (v) non-recurring costs and expenses, including acquisition costs, incurred by the Borrower and its Subsidiaries not to exceed $2,000,000 in aggregate amount during such period, (vi) transaction fees, cost and expenses not to exceed $12,000,000 in aggregate amount incurred in connection with this Agreement, the Senior Notes, or redemptions/exchanges of the Borrower’s Existing Convertible Notes, (vii) EBITDA of any Acquisition permitted by this Agreement calculated on a historic basis for such Acquisition as if the same had occurred on the first day of the period for which such EBITDA is measured, with such pro-forma adjustments as the Administrative Agent shall approve, and (viii) for any period of calculation, severance costs not to exceed $1,000,000 in aggregate amount and (ix) up to $4,500,000 of cost savings and operational improvements in aggregate from the acquisition of Lombardo, Fairfax, Calvary, Oakmont, and Rest Haven assets (each, a “Recent Acquisition” and collectively, the “Recent Acquisitions”), net of the amount of actual benefits realized in respect of such Recent Acquisitions, provided that actions in respect of such cost-savings and operational improvements have been, or will be, taken within 12 months of each such Recent Acquisition, minus (b)(i) all non-cash items increasing Net Income for such period, and (ii) EBITDA of any Subsidiary or business unit related to any Disposition permitted by this Agreement calculated on a historic basis for such Disposition as if the same had occurred on the first day of the period to which such EBITDA is measured with such pro-forma adjustments as the Administrative Agent shall approve.

(e)    The definition of “Financial Covenant” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Financial Covenants” means the covenants set forth in Section 7.11(a), (b) and (c).

(f)    The definition of “Real Property Collateral” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Real Property Collateral” means all interests in real property (excluding cemeteries) owned by the Borrower or a Domestic Subsidiary that are required to become Collateral in accordance with Section 6.12(c) or Section 6.12(d).

(g)    The definition of “Revolving Credit Facility” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time. As of the Third Amendment Effective Date, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments is $190,000,000.

(h)    The definition of “S&P” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

(i)    The definition of “Senior Notes” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Senior Notes” means (i) the $325,000,000 in original principal amount of the Borrower’s 6.625% Senior Notes due 2026 (the “Original Senior Notes”) and (ii) the Borrower’s additional 6.625% Senior Notes due 2026 not to exceed $75,000,000 in original principal amount (the “Additional Senior Notes”), in each case, issued pursuant to the Senior Notes Indenture and the other Senior Notes Documents.

(j)    The definition of “Senior Notes Indenture” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Senior Notes Indenture” means the Indenture dated as of May 31, 2018 between the Borrower and Wilmington Trust, National Association, as Trustee, pursuant to which the Original Senior Notes and the Additional Senior Notes were issued.

(k)    Section 1.02 of the Credit Agreement is hereby amended by adding a new clause (f) thereto to read as follows:

(f)    Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

(l)    Article I of the Credit Agreement is hereby amended by adding a new Section 1.08 thereto to read as follows:

1.08    Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any rate that is an alternative or replacement for or successor to any of such rates (including, without limitation, any LIBOR Successor Rate) or the effect of any of the foregoing, or of any LIBOR Successor Rate Conforming Changes.

(m)    Section 2.14(a) of the Credit Agreement is hereby amended by amending the first sentence thereof to read as follows:

Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time, request (x) an increase in the Revolving Credit Facility (each, an “Incremental Revolving Commitment”) and/or (y) the establishment of one or more new term loan commitments (an “Incremental Term Commitment”), by an aggregate amount (for all such requests) not exceeding $75,000,000 after the Third Amendment Effective Date; provided that (i) any such request for an increase shall be in a minimum amount of $10,000,000; and (ii) the Borrower may make a maximum of four (4) such requests during the term of this Agreement. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders).

(n)    The reference to “Sections 5.05(a) and (b)” in subsection (f) of Section 2.14 of the Credit Agreement shall be amended to be “Sections 5.05(a) and (c)”.

(o)    Section 3.08 of the Credit Agreement is hereby amended and restated to read as follows:

3.08    LIBOR Successor Provision. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i)    adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)    the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”); or

(iii)    syndicated loans currently being executed, or that include language similar to that contained in this Section 3.08, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with (x) one or more SOFR-Based Rates or (y) another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (the “Adjustment;” and any such proposed rate, a “LIBOR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders (A) in the case of an amendment to replace LIBOR with a rate described in clause (x), object to the Adjustment; or (B) in the case of an amendment to replace LIBOR with a rate described in clause (y), object to such amendment; provided that for the avoidance of doubt, in the case of clause (A), the Required Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) the Eurodollar Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

In connection with the implementation of a LIBOR Successor Rate, the Administrative Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

For purposes hereof:

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement).

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York for the purpose of recommending a benchmark rate to replace LIBOR in loan agreements similar to this Agreement.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) and, in each case, that has been selected or recommended by the Relevant Governmental Body.

“SOFR-Based Rate” means SOFR or Term SOFR.

“Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by the Administrative Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion.

(p)    The reference to “Section 6.12(c)” in Section 5.24 of the Credit Agreement shall be amended to refer to “Sections 6.12(c) or 6.12(d)”.

(q)    The reference to “Company” in subsection (c) of Section 6.12 of the Credit Agreement shall be amended to be “Borrower”.

(r)    Section 6.12 of the Credit Agreement is hereby amended by adding a new clause (d) thereto to read as follows:

(d)    Notwithstanding anything set forth in clause (c) of this Section 6.12, from and after the occurrence of a Real Property Collateral Trigger Event and upon the written request of the Administrative Agent given during the continuance thereof, the Borrower shall, or shall cause its Subsidiaries to (i) provide to the Administrative Agent within sixty (60) days (or such extended period of time as agreed to by the Administrative Agent in its sole discretion so long as the Borrower is pursuing delivery of the relevant items in good faith) the Agreed Security Package and (ii) cause real property owned in fee by the Borrower or its Domestic Subsidiaries that are Guarantors, which will result in Mortgaged Property and related operations subject to a First Priority Lien accounting for no less than 50% of the Field Level EBITDA determined as of the date of the most recent financial statements of the Borrower and its Subsidiaries delivered pursuant to Sections 6.01(a) and (b) immediately prior to the occurrence of such Real Property Collateral Trigger Event, to be subject at all times to a first priority, perfected Lien (subject in each case to Permitted Liens) in favor of the Administrative Agent for the benefit of the Secured Creditors to secure the Secured Obligations pursuant to the terms and conditions of the Collateral Documents.

(s)    The reference to “Section 6.12(c)” in Section 6.15 of the Credit Agreement shall be amended to refer to “Sections 6.12(c) or 6.12(d)”.

(t)    Section 7.02(d) of the Credit Agreement is hereby amended to read as follows:

(d)    Investments as a result of Acquisitions, if each of the following conditions has been satisfied: (i) if the Acquisition Consideration for such Acquisition is in excess of $20,000,000, the Borrower shall have given the Administrative Agent notice thereof no less than ten Business Days prior to the closing of such Acquisition, (ii) immediately before and after giving pro-forma effect to such Acquisition, no Default shall have occurred and be continuing, (iii) immediately after giving pro-forma effect to the proposed Acquisition, Liquidity is at least $15,000,000, and (iv) (A) immediately after giving pro-forma effect to the proposed Acquisition (other than the Fairfax Acquisition), the Total Leverage Ratio is at least 0.25 less than the then maximum Total Leverage Ratio set forth in Section 7.11(a) (for clarity, if the maximum Total Leverage Ratio permitted in Section 7.11(a) is at such time 5.50 to 1.00, then this clause (iv) would require the pro-forma Total Leverage Ratio to be equal to or less than 5.25 to 1.00) and (B) immediately after giving pro-forma effect to the proposed Fairfax Acquisition, the pro-forma Total Leverage Ratio is equal to or less than 6.00 to 1.00);

(u)    Section 7.03(h) of the Credit Agreement is hereby amended to read as follows:

(h)    Debt incurred by the Borrower under the Senior Notes and the Senior Notes Documents and any Permitted Senior Notes Refinancing in an aggregate principal amount not to exceed $400,000,000; and

(v)    Section 7.04 of the Credit Agreement is hereby amended to read as follows:

7.04    Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, except that, so long as there exists no Default both before and after giving effect to any such transaction any Subsidiary may merge or consolidate with or into, or may dissolve or liquidate and thereupon transfer its assets to, (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person or transferee, (ii) any one or more other Subsidiaries, provided that when any Guarantor is merging with another Subsidiary, the Guarantor shall be the continuing or surviving Person or (iii) any Person other than the Borrower or a Subsidiary in order to effect an Investment or consummate an Acquisition permitted pursuant to Sections 7.02(d) or (g), provided that the continuing or surviving Person (a) shall become a Subsidiary on the date of such merger or consolidation and (b) shall have complied with the requirements of Sections 6.12(a) and 6.15 on the date of such merger or consolidation (or such later date as agreed to by the Administrative Agent in its sole discretion).

(w)    Section 7.06(a)(ii) of the Credit Agreement is hereby amended to read as follows:

(ii)    so long as immediately before and after giving pro-forma effect to any acquisition or purchase by the Borrower of Equity Interests of the Borrower, (A) no Default shall have occurred and be continuing, (B) Liquidity is at least $15,000,000 and (C) the Total Leverage Ratio is (x) less than 4.50 to 1.00, in which case the Borrower may acquire or purchase such Equity Interests in an unlimited amount, or (y) equal to or greater than 4.50 to 1.00 but less than or equal to 5.00 to 1.00, in which case the Borrower may acquire or purchase such Equity Interests in an aggregate amount not to exceed $50,000,000 under this clause (y) during the term of this Agreement;

(x)    Section 7.06(a)(iv) of the Credit Agreement is hereby amended to read as follows:

(iv)    so long as there exists no Default both before and after giving effect to any such transaction (which shall include calculation of the financial covenants set forth in Section 7.11 on a pro forma basis as of the fiscal quarter-end immediately preceding any proposed Restricted Payment), the Borrower may (A) make (i) regularly scheduled payments of principal and interest on the Existing Convertible Notes and (ii) regularly scheduled payments of principal and interest on Subordinated Debt within the terms specified in the definition of Subordinated Debt as set forth in this Agreement and (B) prepay, repay, repurchase, or redeem all or a portion of the Existing Convertible Notes in cash with the proceeds of Revolving Credit Loans, provided that after giving pro-forma effect to each such cash payment described in this clause (B), (i) Liquidity is at least $10,000,000 and (ii) the Total Leverage Ratio is less than or equal to 5.00 to 1.00;

(y)    Section 7.11(a) of the Credit Agreement is hereby amended to read as follows:

(a)    Maximum Total Leverage Ratio. Permit the Total Leverage Ratio as of the end of any period of four consecutive Fiscal Quarters of the Borrower set forth below to be greater than the ratio opposite such period:

Period	Maximum Total Leverage Ratio
December 31, 2019	6.00 to 1.00
March 31, 2020	5.75 to 1.00
June 30, 2020	5.75 to 1.00
September 30, 2020	5.75 to 1.00
December 31, 2020 and thereafter	5.50 to 1.00

(z)    Section 7.11 of the Credit Agreement is hereby amended by adding a new clause (c) thereto to read as follows:

(c)    Maximum Senior Secured Leverage Ratio. Permit the Senior Secured Leverage Ratio as of the end of any period of four consecutive Fiscal Quarters of the Borrower to be greater than 2.00 to 1.00.

(aa)    Article X of the Credit Agreement is hereby amended by adding a new Section 10.22 thereto to read as follows:

10.22. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)    As used in this Section 10.22, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

(bb)    Schedule 2.01 of the Credit Agreement is hereby amended to be in the form of Schedule 2.01 to this Third Amendment, and the Revolving Credit Commitment of each Lender is hereby amended as set forth therein and the Applicable Percentage of each Lender is hereby amended as set forth therein.

(cc)    Exhibit D, the Compliance Certificate, is hereby amended to be in the form of Exhibit D to this Third Amendment.

2.    REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, the Borrower represents and warrants that, as of the date hereof, and both before and immediately after giving effect to this Third Amendment:

(a)    the representations and warranties contained in the Credit Agreement and the other Loan Documents that are subject to materiality or Material Adverse Effect qualifications are true and correct in all respects on and as of the date hereof as made on and as of such date, and the representations and warranties contained in the Credit Agreement and the other Loan Documents that are not subject to materiality or Material Adverse Effect qualifications are true and correct in all material respects on and as of the date hereof as made on and as of such date, except in each case to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that the representations and warranties contained in Sections 5.05(a) and (c) of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Sections 6.01(a) and (b), respectively, of the Credit Agreement;

(b)    no event has occurred and is continuing which constitutes a Default or Event of Default;

(c)    (i) the Borrower has full power and authority to execute and deliver this Third Amendment and each Revolving Credit Note in the amount of each Lender’s Revolving Credit Commitment after giving effect to this Third Amendment (the “New Revolving Loan Notes”), (ii) this Third Amendment and the New Revolving Loan Notes have been duly executed and delivered by the Borrower and (iii) this Third Amendment, the New Revolving Loan Notes and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;

(d)    neither the execution, delivery and performance of this Third Amendment, the New Revolving Loan Notes or the Credit Agreement, as amended hereby, nor the consummation of any transactions contemplated herein or therein, will conflict with (i) any Organization Documents of the Borrower or its Subsidiaries, (ii) any Law applicable to the Borrower or its Subsidiaries or (iii) any Contractual Obligation to which the Borrower, the Subsidiaries or any of their respective properties are subject; and

(e)    no authorization, approval, consent, or other action by, notice to, or filing with, any Governmental Authority or other Person not previously obtained is necessary or required in connection with (i) the execution, delivery or performance by, or enforcement against, the Borrower of this Third Amendment and the New Revolving Loan Notes or (ii) the acknowledgement by each Guarantor of this Third Amendment.

3.    CONDITIONS OF EFFECTIVENESS. All provisions of this Third Amendment (other than the amendment set forth in Section 1(o) hereof) shall be effective upon satisfaction of, or completion of, the following:

(a)    the Administrative Agent shall have received counterparts of this Third Amendment executed by the Borrower, the Required Lenders, each Lender that is increasing its Revolving Credit Commitment and acknowledged by each Guarantor;

(b)    the representations and warranties set forth in Section 2 of this Third Amendment shall be true and correct;

(c)    the Administrative Agent shall have received a certificate of the Borrower dated as of the Third Amendment Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of the Borrower (i) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such increase and authorizing the execution, delivery and performance of this Third Amendment and the New Revolving Loan Notes, and (ii) certifying that, before and after giving effect to such increase, (A) each of the conditions set forth in Section 4.02 of the Credit Agreement shall have been satisfied; (B) the representations and warranties contained in Article V of the Credit Agreement and the other Loan Documents that are subject to materiality and Material Adverse Effect qualifications are true and correct in all respects and the representations and warranties contained in Article V of the Credit Agreement and the other Loan Documents that are not subject to materiality or Material Adverse Effect qualifications are true and correct in all material respects, on and as of the Third Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that the representations and warranties contained in Sections 5.05(a) and (c) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively, and (C) no Default exists;

(d)    the Administrative Agent shall have received a favorable opinion of counsel to the Borrower covering the matters set forth in Sections 2(c), (d) and (e) of this Third Amendment;

(e)    to the extent requested by a Lender, the Administrative Agent shall have received a fully-executed New Revolving Loan Note for each such Lender;

(f)    (i) All fees required to be paid to the Administrative Agent and BofA Securities, Inc. on or before the Third Amendment Effective Date shall have been paid and (ii) all fees required to be paid to the Lenders on or before the Third Amendment Effective Date shall have been paid;

(g)    unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent directly to such counsel to the extent invoiced prior to or on the Third Amendment Effective Date;

(h)    since December 31, 2018, there shall not have occurred any event or condition that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(i)    the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall reasonably require.

4.    CONDITIONS OF EFFECTIVENESS FOR SECTION 1(O) AMENDMENT. The amendment set forth in Section 1(o) of this Third Amendment shall be effective upon (a) the satisfaction of, or completion of, all of the conditions of effectiveness set forth in Section 3 hereof and (b) receipt by the Administrative Agent of counterparts of this Third Amendment executed by each Lender.

5.    WAIVER. Subject to the conditions to effectiveness set forth in Section 3 hereof, the Lenders and the Administrative Agent hereby waive the requirement that Carriage Holdings Virginia, Inc. and Carriage Services of Virginia LLC each deliver (i) a Guaranty (or supplement) and (ii) a Security Agreement (or supplement) and any related Collateral Documents in accordance with Section 6.12(a) and Section 6.15 of the Credit Agreement; provided that this waiver shall expire and be of no further force or effect if Carriage Holdings Virginia, Inc. and Carriage Services of Virginia LLC are not merged out of existence immediately upon the consummation of the Fairfax Acquisition. The waiver set forth herein is limited to the matter described herein and shall not be deemed to be a consent or agreement to, or waiver or modification with respect to, any other action, event or condition, whether similar or dissimilar, nor obligate Administrative Agent or any Lender to grant or agree to any future consent as to any other action, event or condition, whether similar or dissimilar.

6.    REFERENCE TO THE CREDIT AGREEMENT.

(a)    Upon and during the effectiveness of this Third Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended by this Third Amendment.

(b)    Except as expressly set forth herein, this Third Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights or remedies of the Administrative Agent or the Lenders under the Credit Agreement or any of the other Loan Documents, and shall not alter, modify, amend, or in any way affect the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement or the other Loan Documents, all of which are hereby ratified and affirmed in all respects and shall continue in full force and effect.

7.    COSTS AND EXPENSES. The Borrower shall be obligated to pay the reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Third Amendment and the other instruments and documents to be delivered hereunder.

8.    PURCHASE/SALE BY LENDERS. Simultaneously with the satisfaction of the conditions to effectiveness set forth in Section 3 of this Third Amendment, each Lender shall purchase or sell (as the case may be), without recourse, an amount of the Revolving Credit Loans outstanding such that, after giving effect to this Third Amendment, the amount of each Lender’s Revolving Credit Commitment utilized and the amount of Revolving Loans owed to each Lender will be equal to its Applicable Percentage thereof after giving effect to the Third Amendment. The Borrower shall pay each Lender compensation for any losses pursuant to and in accordance with the provisions of Section 3.05 of the Credit Agreement as a result of any purchases or sales.

9.    EXECUTION IN COUNTERPARTS. This Third Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this Third Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

10.    GOVERNING LAW; BINDING EFFECT. This Third Amendment shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such state; provided that each party shall retain all rights arising under federal law. This Third Amendment shall be binding upon the Borrower, the Guarantors, the Administrative Agent and each Lender and their respective successors and permitted assigns.

11.    HEADINGS. Section headings in this Third Amendment are included herein for convenience of reference only and shall not constitute a part of this Third Amendment for any other purpose.

12.    ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS THIRD AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER THEREIN AND HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the date above written.

CARRIAGE SERVICES, INC.

By:	/s/ Carl Benjamin Brink
Carl Benjamin Brink
Senior Vice President, Chief Financial Officer and Treasurer

Signature Page – Third Amendment

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Don B. Pinzon
Name:	Don B. Pinzon
Title:	Vice President

Signature Page – Third Amendment

BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Scott Singhoff
Name:	Scott Singhoff
Title:	Senior Vice President

Signature Page – Third Amendment

REGIONS BANK,
as a Lender

By:	/s/ Matthew N. Walt
Name:	Matthew N. Walt
Title:	Director

Signature Page – Third Amendment

BBVA USA f/k/a Compass Bank,
as a Lender

By:	/s/ Tom Brosig
Name:	Tom Brosig
Title:	Senior Vice President

Signature Page – Third Amendment

GOLDMAN SACHS BANK USA,
as a Lender

By:	/s/ Thomas Manning
Name:	Thomas Manning
Title:	Authorized Signatory

Signature Page – Third Amendment

VERITEX COMMUNITY BANK,
as a Lender

By:	/s/ Robert B. Hydeman, Jr.
Name:	Robert B. Hydeman, Jr.
Title:	Managing Director – Corporate Banking

Signature Page – Third Amendment

RATIFICATION OF GUARANTORS

Each of the undersigned Guarantors hereby (a) acknowledges and consents to the foregoing Third Amendment and the Borrower’s execution, delivery and performance thereof; (b) joins the foregoing Third Amendment for the purpose of consenting to and being bound by the provisions thereof; (c) acknowledges and agrees that its obligations in respect of its Guaranty are not released, diminished, waived, modified, impaired or affected in any manner by this Third Amendment or any of the provisions contemplated herein and cover the Revolving Credit Commitments and Revolving Credit Loans as increased by this Third Amendment; (d) ratifies and confirms all of its obligations and liabilities under the Loan Documents to which it is a party and ratifies and confirms that such obligations and liabilities extend to and continue in effect with respect to, and continue to guarantee and secure the Obligations of the Borrower under the Credit Agreement, as amended pursuant to the terms of the Third Amendment; and (e) acknowledges and agrees that as of the date of the foregoing Third Amendment, such Guarantor (i) does not have any claim or cause of action against the Administrative Agent or any Lender (or any of their respective directors, officers, employees, agents, attorneys or other representatives) under or in connection with its Guaranty and the other Loan Documents to which it is a party and (ii) has no offsets against, or defenses or counterclaims to, its Guaranty.

The Guarantors:

CARRIAGE CEMETERY SERVICES, INC.
CARRIAGE CEMETERY SERVICES OF CALIFORNIA, INC.
CARRIAGE CEMETERY SERVICES OF IDAHO, INC.
CARRIAGE FLORIDA HOLDINGS, INC.
CARRIAGE FUNERAL HOLDINGS, INC.
CARRIAGE FUNERAL MANAGEMENT, INC.
CARRIAGE FUNERAL SERVICES OF CALIFORNIA, INC.
CARRIAGE FUNERAL SERVICES OF KENTUCKY, INC.
CARRIAGE FUNERAL SERVICES OF MICHIGAN, INC.
CARRIAGE HOLDING COMPANY, INC.
CARRIAGE INTERNET STRATEGIES, INC.
CARRIAGE LIFE EVENTS, INC.
CARRIAGE MANAGEMENT, INC.
CARRIAGE MERGER VI, INC.
CARRIAGE MUNICIPAL CEMETERY SERVICES OF NEVADA, INC. CARRIAGE OPERATIONS, INC.
CARRIAGE PENNSYLVANIA HOLDINGS, INC.

Signature Page to Ratification of Guarantors – Third Amendment

CARRIAGE SERVICES OF CONNECTICUT, INC.
CARRIAGE SERVICES OF LOUISIANA, INC.
CARRIAGE SERVICES OF NEVADA, INC.
CARRIAGE SERVICES OF NEW MEXICO, INC.
CARRIAGE SERVICES OF OHIO, LLC
CARRIAGE SERVICES OF OKLAHOMA, L.L.C.
CARRIAGE SERVICES OF TENNESSEE, INC.
CARRIAGE TEAM CALIFORNIA (CEMETERY), LLC
CARRIAGE TEAM CALIFORNIA (FUNERAL), LLC
CARRIAGE TEAM FLORIDA (CEMETERY), LLC
CARRIAGE TEAM FLORIDA (FUNERAL), LLC
CARRIAGE TEAM KANSAS, LLC
CATAUDELLA FUNERAL HOME, INC.
CFS FUNERAL SERVICES, INC.
CHC INSURANCE AGENCY OF OHIO, INC.
CLOVERDALE PARK, INC.
COCHRANE’S CHAPEL OF THE ROSES, INC.
CSI FUNERAL SERVICES OF MASSACHUSETTS, INC.
CSRE HOLDINGS, INC.
FORASTIERE FAMILY FUNERAL SERVICE, INC.
HORIZON CREMATION SOCIETY, INC.
HUBBARD FUNERAL HOME, INC.
PNCA, INC.
ROLLING HILLS MEMORIAL PARK
WILSON & KRATZER MORTUARIES

By:	/s/ Carl Benjamin Brink
Carl Benjamin Brink
Treasurer for all

Signature Page to Ratification of Guarantors – Third Amendment

SCHEDULE 2.01

Commitments and Applicable Percentages

Lender	Total Allocation	Percentage	Letter of Credit Sublimit	Swing Line Sublimit
Bank of America, N.A.	$70,000,000.00	36.842105263%	$15,000,000	$10,000,000
Regions Bank	$60,000,000.00	31.578947368%	$0	$0
BBVA USA	$35,000,000.00	18.421052632%	$0	$0
Goldman Sachs Bank USA	$15,000,000.00	7.894736842%	$0	$0
Veritex Community Bank	$10,000,000.00	5.263157895%	$0	$0

Totals	$190,000,000.00	100.000000000%	$15,000,000	$10,000,000

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:             ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of May 31, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Carriage Services, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                          of the Borrower, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.    Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.    Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.    The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

3.    A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]

Form of Compliance Certificate

[to the best knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it.]

—or—

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.    The representations and warranties of the Borrower contained in Article V of the Agreement, or which are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (c) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5.    The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Compliance Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate on behalf of the Borrower as of             ,          .

CARRIAGE SERVICES, INC.

By:
Name:
Title

Form of Compliance Certificate

SCHEDULE 1

to the Compliance Certificate

See Attached

Form of Compliance Certificate

For the Quarter/Year ended                     (“Statement Date”)

SCHEDULE 2

to the Compliance Certificate

($ in 000’s)

I.	Section 7.01 – Liens.

	A.	Debt on acquired Property:	$

	B.	Purchase money Liens and surety bond deposits:	$

	C.	Total permitted Secured Debt (Lines I.A. + I.B.):	$

	D.	10% of Borrower’s Net Worth:	$

II.	Section 7.02 – Investments.

	A.	Investments made pursuant to Section 7.02(g):	$

	B.	Investments permitted pursuant to Section 7.02(g):		$10,000,000

	C.	Investments in Unrestricted Subsidiaries pursuant to Section 7.02(j):	$

	D.	Investments permitted pursuant to Section 7.02(j):		$10,000,000

III.	Section 7.11 (a) – Maximum Total Leverage Ratio.

	A.	Total Debt of the Borrower and its Subsidiaries at Statement Date:	$

	B.	EBITDA for four consecutive fiscal quarters ending on the Statement Date (“Subject Period”):

		(1) Net Income for the Subject Period:	$

		(2) To the extent deducted in calculating Net Income, Interest Expense for the Subject Period:	$

		(3) To the extent deducted in calculating Net Income, the provision for federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries for the Subject Period:	$

		(4) To the extent deducted in calculating Net Income, depreciation and amortization expenses and payments in respect of Deferred Purchase Price for the Subject Period:	$

		(5) To the extent deducted in calculating Net Income, other expenses of the Borrower and the Subsidiaries reducing Net Income which do not represent a cash item in the Subject Period or any future period:	$

		(6) To the extent deducted in calculating Net Income, non-recurring costs and expenses, including acquisition costs, of the Borrower and its Subsidiaries not to exceed $2,000,000 in aggregate amount:	$

Form of Compliance Certificate

	(7)	To the extent deducted in calculating Net Income, transaction fees, cost and expenses not to exceed $12,000,000 in aggregate amount incurred in connection with the Credit Agreement, the Senior Notes, or redemptions/exchanges of the Borrower’s Existing Convertible Notes:	$

	(8)	EBITDA of any Acquisition calculated on a historic basis for such Acquisition as if the same had occurred on the first day of the period for which such EBITDA is measured with such pro-forma adjustments as the Administrative Agent shall approve:	$

	(9)	For any period of calculation, severance costs not to exceed $1,000,000 in aggregate amount:	$

	(10)	Up to $4,500,000 of cost savings and operational improvements in aggregate from the acquisition of Lombardo, Fairfax, Calvary, Oakmont, and Rest Haven assets, net of the amount of actual benefits realized in respect of such Recent Acquisitions:	$

	(11)	Non-cash items increasing Net Income for the Subject Period:	$

	(12)	EBITDA of any Subsidiary or business Disposed of calculated on a historic basis as if the same had occurred on the first day of the period for which such EBITDA is measured with such pro-forma adjustments as the Administrative Agent shall approve:	$

	(13)	EBITDA (Lines III.B.1 + 2 + 3 + 4 + 5 + 6 + 7 + 8 + 9 + 10 – 11 – 12 ):	$

C.	Total Leverage Ratio (Line III.A. ÷ Line III.B.13):			to

Maximum permitted:

	Period		Maximum Total Leverage Ratio
	December 31, 2019			6.00 to 1.00
	March 31, 2020			5.75 to 1.00
	June 30, 2020			5.75 to 1.00
	September 30, 2020			5.75 to 1.00
	December 31, 2020 and thereafter			5.50 to 1.00

Form of Compliance Certificate

IV.	Section 7.11(b) – Minimum Fixed Charge Coverage Ratio.

	A.	EBITDA for the Subject Period (Line III.B.13. above):	$

	B.	Maintenance Capital Expenditures for the Subject Period:	$

	C.	Cash taxes paid during the Subject Period:	$

	D.	Cash tax refunds received during the Subject Period:	$

	E.	Dividends paid in cash during the Subject Period:	$

	F.	Cash Interest Expense during the Subject Period:	$

	G.	Scheduled and required principal payments during the Subject Period in respect of Debt:	$

	H.	Scheduled and required payments made by the Borrower in respect of Deferred Purchase Price for the Subject Period (to extent not included in IV.F. and IV.G. above):	$

	I.	Fixed Charge Coverage Ratio (Lines IV.A. – IV.B. – IV.C. + IV.D. – IV.E.) ÷ (Lines IV.F. + IV.G. + IV.H.):		to 1.00

		Minimum required:		1.20 to 1.00

V.	Section 7.11(c) – Maximum Senior Secured Leverage Ratio.

	A.	Senior Secured Debt at Statement Date:

		(1) Debt of the Borrower and its Subsidiaries at Statement Date:	$

		(2) Subordinated Debt of the Borrower and its Subsidiaries at Statement Date:	$

		(3) Debt of the Borrower and its Subsidiaries not secured by a Lien:	$

		(4) Senior Secured Debt (Lines (V.A.1) – (V.A.2 + 3)):	$

	B.	EBITDA for the Subject Period (Line III.B.13. above):	$

	C.	Senior Secured Leverage Ratio (Line V.A. ÷ Line V.B.):		to

		Maximum permitted:		2.00 to 1.00

Form of Compliance Certificate